Exhibit 10.13

SIXTH AMENDMENT TO REVOLVING CREDIT,

TERM LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Revolving Credit, Term Loan and Security Agreement (this “Amendment”) is made as of this ___ day of January, 2017 among APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (“ARCA”), ARCA RECYCLING, INC., a California corporation (“ARCA Recycling”), ARCA CANADA INC., an Ontario, Canada, corporation (“ARCA Canada”), APPLIANCESMART, INC., a Minnesota corporation (“ApplianceSmart,” together with ARCA, ARCA Recycling and ARCA Canada, collectively, the “Borrowers” and each individually, a “Borrower”), certain financial institutions party to the Credit Agreement from time to time as lenders (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent and lender (“PNC,” in such capacity, “Agent”).

RECITALS

A.              The Borrowers, Lenders and PNC are parties to that certain Revolving Credit, Term Loan and Security Agreement dated as of January 24, 2011 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which PNC has made certain loans to, and extensions of credit for the account of, the Borrowers. The Credit Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement, as amended hereby.

B.              Certain Designated Events of Default (as defined in those certain reservation of rights letter delivered to the Borrowers by Agent on August 18, 2016) together with an Event of Default as a result of Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.0 as required by Section 6.5(a) of the Credit Agreement for the period ending December 31, 2016 have occurred and are continuing (the “Existing Events of Default”).

C.              The Borrowers have requested, and PNC has agreed, to waive the Existing Events of Default and amend certain provisions of the Credit Agreement, in each case subject to the terms and conditions of this Amendment.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.               Waiver of Existing Events of Default. Upon the Effective Date, Agent and Lenders hereby waive the Existing Events of Default provided however that such waiver shall in no way constitute a waiver of any other Default or Event of Default which may have occurred, nor shall this waiver obligate Agents or Lenders to provide any further waiver of any other Default or Event of Default under the Credit Agreement (whether similar or dissimilar, including any further Default or Event of Default resulting from a failure to comply with Sections 6.5(a), 7.5 or 7.8 of the Loan Agreement). This waiver shall not preclude the future exercise of any right, power, or privilege available to Agents or Lenders whether under the Credit Agreement, the Other Documents or otherwise upon the occurrence of any Event of Default after the date hereof. In connection with such waiver, the Lenders hereby agree (i) to cease charging the Default Rate and (ii) to permit the Borrowers to request Eurodollar Rate Loans in accordance with terms of the Credit Agreement.

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2.               Amendments to Credit Agreement.

(a)             Additional Defined Terms. As of the Effective Date, the following defined term shall be added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“Sixth Amendment” shall mean the Sixth Amendment to the Revolving Credit, Term Loan and Security Agreement, dated as of the Sixth Amendment Date and entered into by and among the Borrowers, the Agent and the Lenders.

“Sixth Amendment Date” shall mean January __, 2017.

(b)             Changes to Defined Terms. As of the Effective Date, the following defined term shall be amended and restated as follows:

“Availability Reserve” shall mean an amount equal to $5,752,546.74; provided that, Agent may, in its reasonable discretion, reduce such amount from time to time as requested by Borrowers (such reduction not to exceed $1,500,000 in the aggregate), including reductions requested to resolve issues with respect to the AAP Joint Venture.

“Debt Payments” shall mean and include (a) all cash actually expended by any Borrower to make interest payments on any Advances hereunder, plus (b) accrued but unpaid interest on account of Eurodollar Rate Loans, plus (c) all cash actually expended by any Borrower to make payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (d) all cash actually expended by any Borrower to make payments on Capitalized Lease Obligations, plus (e) all cash actually expended by any Borrower to make payments with respect to any other Indebtedness for borrowed money (excluding up to $600,000 of payments on the GE Note).

(c)             Loans. As of the Effective Date, Section 7.5 of the Credit Agreement is amended and restated as follows:

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the Ordinary Course of Business, and (ii) Borrowers may make loans to the AAP Joint Venture; provided, that, for each applicable time period set forth below, the aggregate amount of such loans shall not exceed the amount set forth below opposite such time period:

Time Period	Maximum amount of loans to AAP Joint Venture
From December 31, 2016 and at all times thereafter	(i) $900,000 plus (ii) $600,000 (the aggregate amount of the note currently payable by Borrowers to General Electric (or any lesser amount to the extent General Electric agrees to compromise the amount of such note)).

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Agent and Lenders acknowledge and agree that the Borrowers may convert the loans owing by the AAP Joint Venture to the Borrowers to an equity investment in the AAP Joint Venture, so long as the loans owing by the AAP Joint Venture to certain of the principals of the AAP Joint Venture are also converted to an equity investment in the AAP Joint Venture.

(d)             Term; Prepayment. Upon and as of the Effective Date, Section 13.1 of the Credit Agreement is amended and restated as follows:

13.1.       Term; Prepayment. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 1, 2017 (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ten (10) days’ prior written notice upon payment in full of the Obligations.

3.               Representations, Warranties, Covenants. Each Borrower hereby:

(a)             represents and warrants to the Agent and the Lenders that all representations and warranties set forth in the Credit Agreement and all of the other Existing Financing Agreements are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

(b)             reaffirms all of the covenants contained in the Credit Agreement as amended hereby and covenants to abide thereby until the satisfaction in full of the Obligations and the termination of the commitments of the Lenders under the Credit Agreement;

(c)             represents and warrants to the Agent and the Lenders that no Default or Event of Default (other than the Existing Events of Default) has occurred and is continuing under any of the Existing Financing Agreements;

(d)             represents and warrants to the Agent and the Lenders that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary corporate or company action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its organizational documents or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)             represents and warrants to the Agent and the Lenders that this Amendment is valid, binding and enforceable against the Borrowers in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

4.               Fees. Borrowers’ acknowledge that Agent shall have earned as of the Sixth Amendment Date a non-refundable closing fee in the amount of $100,000 (the “Sixth Amendment Fee”), which fee shall be payable on May 1, 2017; provided however, Agent hereby acknowledges and agrees that in the event that the Credit Agreement is terminated, and the Obligations are repaid in full, on or before May 1, 2017, Agent hereby agrees that the Sixth Amendment Fee shall be waived.

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5.               Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the date (the “Effective Date”) when all of the following conditions precedent have been satisfied:

(a)             Agent shall have received this Amendment fully executed by Borrowers and the Lenders;

(b)             Agent shall have received an updated incumbency certificate for each Borrower evidencing authorized signers of Borrowers and their official titles together with specimen signatures; and

(c)             No Default or Event of Default (other than the Existing Events of Default) shall have occurred and be continuing.

6.               Further Assurances. Each Borrower hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

7.               Payment of Expenses. Borrowers shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

8.               Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement, as amended by this Amendment, and all other of the Other Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

9.               Miscellaneous.

(a)             Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)             Loan Document. This Amendment is an “Other Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

(c)             Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(d)             Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

(e)             Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

(f)              Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, PDF or other electronic transmissions, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)             Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

[SIGNATURES TO APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	APPLIANCE RECYCLING CENTERS OF AMERICA, INC. By: _______________________________ Name: Title:

ARCA RECYCLING, INC. By:_______________________________ Name: Title:

ARCA CANADA, INC. By:_______________________________ Name: Title:

APPLIANCESMART, INC. By:_______________________________ Name: Title:

[SIGNATURE PAGE TO SIXTH AMENDMENT]

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AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent By: /s/ Timothy Canon Timothy Canon, Vice President 200 S. Wacker Drive, Suite 600 Chicago, IL 60606

[SIGNATURE PAGE TO SIXTH AMENDMENT]

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